Exhibit 99.2

SETTLEMENT AGREEMENT

This Settlement Agreement (“Settlement Agreement”) is entered into effective as of August 17, 2007, by and among PainCare Holdings, Inc. (“PainCare”) and PainCare Acquisition Company X, Inc. (“PainCare Sub”) (PainCare and PainCare Sub are hereinafter sometimes referred to as the “Sellers”) and DENVER PAIN MANAGEMENT, P.C., a Colorado professional corporation (the “Practice”) and Robert E. Wright, M.D. (“Dr. Wright”)(the Practice and Dr. Wright are hereinafter sometimes referred to as the “Purchasers”). Each of the Sellers and the Purchasers may be referred to herein as a “Party” or collectively, as the “Parties.”

RECITALS

A. On April 29, 2004, the Sellers, REW Merger Corp (the “Original Practice”), the Practice and Dr. Wright effected a series of related transactions (the “Purchase Transactions”) by which: (i) Dr. Wright formed the Practice and (a) pursuant to that certain General Assignment and Bill of Sale dated April 29, 2004, the Original Practice transferred all right title and interest to its Medical Assets to the Practice, and (b) pursuant to that certain Assignment and Assumption Agreement dated April 29, 2004, the Practice assumed certain contracts and liabilities of the Original Practice in order for the Practice to continue the business of the Original Practice; (ii) PainCare Sub acquired all of the non-medical assets of the Original Practice pursuant to that certain Merger Agreement and Plan of Reorganization dated April 29, 2004, which was subsequently amended by virtue of that certain Addendum to the Merger Agreement and Plan of Reorganization dated August 27, 2004 and again amended by virtue of that certain Second Addendum to the Merger Agreement and Plan of Reorganization dated April 30, 2005 (collectively, the “Merger Agreement”); and (iii) the Practice and PainCare Sub entered into that certain Management Services Agreement, dated April 29, 2004 which was subsequently amended by virtue of that certain Addendum to the Management Services Agreement dated July 1, 2004 and again amended by virtue of that certain Second Addendum to the Management Services Agreement dated April 30, 2005 (collectively, (the “Management Agreement”) pursuant to which PainCare Sub would manage the business operations of the Practice.

B. One or more of the Parties have become dissatisfied with the arrangement contemplated by the Purchase Transactions and the conduct of the business in the form created by the Purchase Transactions. In addition, certain disagreements and disputes have arisen among the Parties. Each side of this dispute denies that it has engaged in any misconduct or legally actionable conduct of any kind.

C. The Sellers, on the one hand, and the Purchasers, on the other, have accordingly concluded that it is in their mutual best interest to settle all claims they may have against each other and to unwind the Purchase Transactions. By this Settlement Agreement and the ancillary documents hereto, it is the Parties’ intent to unwind the Purchase Transactions by severing completely the relationship between the Sellers and the Purchasers created by the Purchase Transactions, which will include the termination of all agreements linking the Parties together. Therefore, to effectuate the unwinding of the Purchase Transactions: (i) PainCare Sub desires to sell, and the Practice desires to purchase, all of the Non-Medical Assets (as defined in Section 2.a hereof) and, in connection therewith (ii) PainCare Sub and Practice desire terminate the Management Agreement and any and all other agreements between the Parties, all pursuant to the terms and conditions of, and as more fully described in, this Settlement Agreement.

NOW THEREFORE, in consideration of the foregoing recitals and the mutual covenants and representations contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties to this Settlement Agreement agree as follows:

TERMS AND CONDITIONS

1. Purpose of Settlement Agreement and Absence of Liability.

a. This Settlement Agreement and any and all schedules, exhibits and ancillary documents hereto (collectively, the “Settlement Documents”) are being executed for the purposes of (a) unwinding the Purchase Transactions; (b) providing for an orderly and amicable separation of the Parties, and (c) compromising and settling all disputes between them, which shall be accomplished by the Practice purchasing the Non-Medical Assets from the PainCare Sub in exchange for (i) the Purchasers’ General Release (as defined below), (ii) the assumption of the liabilities described in Section 2.c below, (iii) the forgiveness and cancellation of the obligations of PainCare to pay any (a) accrued and unpaid past due Intended or Adjusted Installment Payment or Installment Payment Premium (as defined in the Merger Agreement) of cash and PainCare stock and (b) future Installment or Adjusted Installment Payment or Installment Payment Premium of cash and PainCare stock (collectively the consideration described in 1a(i)(ii)(iii) and (iv) of the Merger Agreement, all other covenants and representations set forth herein, all of which shall be deemed to be of reasonably equivalent value (collectively, the “Consideration”).

b. It is expressly understood and agreed, as a condition hereof, that any payment or agreement associated with this Settlement Agreement will not constitute or be construed as an admission of liability on the part of any of the Parties to this Settlement Agreement.

2. Transfer of Non-Medical Assets.

a. Sale of Non-Medical Assets to Practice. Subject to the terms and conditions of this Settlement Agreement, effective as of the Closing Date (as defined in Section 7 below), the Practice shall purchase, and the PainCare Sub shall sell, transfer, convey, assign and deliver to the Practice all of the PainCare Sub’s rights, claims and assets (of every kind, nature, character, and description, whether real, personal or mixed, tangible or intangible, accrued, contingent or otherwise) and wherever situated, of the non-medical assets (as described in the Bill of Sale described below), including without limitation, any and all accounts receivable of Practice presently held or owned by the PainCare Sub and any other assets which are used, held for use or acquired or developed for use by the PainCare Sub in connection with its management of Practice (collectively, the “Non-Medical Assets”). The Non-Medical Assets expressly exclude the Excluded Assets described in Section 2.b below (it being expressly understood that the goodwill and going concern value pertaining to the Non-Medical Assets, the Sellers and the business of the Sellers are all Excluded Assets). The PainCare Sub and the Practice shall enter into that certain Bill of Sale in substantially the same form as attached hereto as Exhibit 2(a), which is incorporated herein by reference, for the purpose of effectuating the transfer of the Non-Medical Assets to the Practice. The Sellers hereby further agree that they shall execute such further instruments as customary and reasonable to transfer ownership of the Non-Medical Assets to the Practice, and to take such other actions as may be reasonably required to effect the ownership transfers contemplated in this Settlement Agreement.

b. Excluded Assets. Section 2.a notwithstanding, the PainCare Sub shall not sell, transfer, assign, convey or deliver to the Practice, and the Practice is not acquiring any of the following assets of the PainCare Sub (collectively, the “Excluded Assets”):

i. Goodwill. The goodwill and going concern value pertaining to the Non-Medical Assets, the Sellers and the business of the Sellers.

ii. Tax Credits and Records. Federal, state and local income and other tax credits and tax refund claims and associated returns and records, provided the Practice shall have reasonable access to such records to the extent reasonably necessary for the Purchasers’ own tax planning or returns.

iii. Business Documents. The organizational documents of the Sellers, including without limitation its minute books, general accounting records, correspondence, policies, procedures, reports, data, the financial statements and records of the Sellers and any other documents not deemed part of the Non-Medical Assets.

iv. Cash. All cash, cash equivalents, bank deposits or accounts, securities, short-term investments or similar items held by or owned by the Sellers and all documentation related thereto.

For avoidance of doubt, the cash, cash equivalents, bank deposits and accounts, securities, short-term investments and similar items held by or owned by the Practice are not the property of PainCare Sub or PainCare. In anticipation of the Closing, the Sellers covenant and agree not to sweep or take any other action to remove or claim any interest whatsoever in the bank deposits of the Practice after August 17, 2007.

v. Equipment. The following equipment shall be part of the Excluded Assets: None.

c. Assumption of Liabilities. On the Closing Date, Practice shall assume all of the unpaid accounts payable, debts, salary, wages, employee benefit obligations, paid-time off obligations and other obligations of the PainCare Sub in connection with the performance of its obligations under the Management Services Agreement and Employee Lease Agreement dated April 29, 2004 (the “Employee Lease Agreement”) arising in the ordinary course of business and consistent with past practices which are or may become owing (collectively the “Assumed Liabilities”). In addition, Practice shall assume the obligations, liabilities, duties and responsibilities, including any liability for payments which are or may become owing on and after the Closing Date, under and pursuant to any and all agreements to which Practice or the PainCare Sub is a party with respect to the operation or management of Practice (the “Assumed Contracts”) and such other leases, subleases, assumption of leases and similar arrangements of the PainCare Sub related to personal property utilized in Practice’s practice operations. Practice shall assume the Assumed Liabilities and Assumed Contracts and hereby releases the Sellers from any and all continuing and further obligations or liabilities related to or arising from (i) the Assumed Liabilities or (ii) the Assumed Contracts which have accrued prior to the Closing Date and which accrue or become due on or after the Closing Date. On the Closing Date, the Parties shall execute and deliver (i) a General Assumption of Liabilities Agreement in the form attached hereto as Exhibit 2(c)(i), evidencing Practice’s assumption of the Assumed Liabilities, (ii) an Assignment and Assumption of Contracts Agreement in the form attached as Exhibit 2(c)(ii), evidencing Practice’s assumption of all of the Assumed Contracts and leases (except for real property leases), and (iii) for the practice locations, the Practice will enter into a new lease evidencing PainCare’s release from any costs, expense, claim or liability with respect to the existing real property lease and evidencing Practice’s obligation of a new lease for the Practice locations. The Purchasers hereby further agree that they shall execute any further documents, assignments or assurances in law or do any other thing that is reasonably necessary, desirable or proper in order for any third party to fully release the Sellers from any further continuing liabilities or obligations in connection with the Assumed Liabilities or Assumed Contracts.

3. Termination of the Management Services Agreement and Other Agreements.

a. PainCare Sub and Practice shall terminate the Management Agreement as of the Effective Date pursuant to that certain Management Services Termination Agreement attached hereto as Exhibit 3(a) (the “Management Services Termination Agreement”). As a result of the termination of the Management Agreement, no Party to the Management Agreement shall have any further or continuing obligation or responsibility to the other Party pursuant to such agreement, including the payment of any amounts or performance of any obligations under the terms of the Management Agreement on or after the Closing Date.

b. In addition to the termination of the Management Agreement, all other agreements, written or oral, among the Parties involving the Purchase Transactions, shall be terminated as of the Effective Date pursuant to the Termination Agreement attached hereto as Exhibit 3(b), and no Party thereto shall have obligation or responsibility to any other Party thereto under the terms of any such agreements on or after the Closing Date.

c. In connection with the termination of the foregoing agreements, the parties are hereby deemed to have waived any applicable termination provisions contained in such agreements or any and all other conditions (including, but not limited to, any conditions precedent or conditions subsequent) to the termination thereof.

4. Mutual Releases.

a. In consideration of (i) the releases given hereby by the Sellers, (ii) the agreement of the Sellers to terminate the Management Agreement and other agreements, (iii) the agreement of the Sellers to sell to the Practice the Non-Medical Assets, and (iv) other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Purchasers shall execute that certain General Release in favor of the Sellers in substantially the same form as attached hereto as Exhibit 4(a).

b. In consideration of (i) the releases given hereby by the Purchasers, (ii) the agreement of the Purchasers to terminate the Management Agreement and other agreements, and (iii) other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Sellers shall execute that certain General Release in favor of the Purchasers in substantially the same form as attached hereto as Exhibit 4(b).

5. Representations and Warranties by the Purchasers. Each of the Purchasers jointly and severally represents, warrants and covenants to the Sellers as follows:

a. The statements made by such Purchaser in this Section 5 are and will be correct and complete as of the date of the Effective Date of this Settlement Agreement and as of the Closing Date.

b. Such Purchaser has the full power and authority to execute, deliver and perform this Settlement Agreement and the documents to be delivered by it/him under this Settlement Agreement.

c. This Settlement Agreement and the Settlement Documents to be executed and delivered by such Purchaser constitutes the legal, valid and binding obligations of such Purchaser, and will be enforceable in accordance with their respective terms against such Purchaser, subject to bankruptcy, insolvency, moratorium, reorganization and similar laws of general applicability affecting the rights and remedies of creditors and to general principles of equity, regardless of whether enforcement is sought in proceedings in equity or at law.

d. The execution and delivery by each Purchaser of this Settlement Agreement and the Settlement Documents, and any and all other agreements, documents or instruments contemplated hereby, and the fulfillment of and compliance with the respective terms hereof and thereof by the Purchasers do not and will not (i) conflict with or result in a breach of the terms, conditions, or provisions of, (ii) constitute a default or event of default under, (iii) give any third party the right to accelerate any obligation under, (iv) result in a violation of, or (v) require any authorization, consent, approval exemption or other action by or notice to any court or governmental authority pursuant to, the articles of incorporation or bylaws of such corporate Party or any regulation, order or contract to which any of the Purchasers are subject.

e. The Purchasers have not employed any broker, finder, advisor, consultant or other intermediary in connection with this Settlement Agreement or the transaction contemplated hereby who is or might be entitled to any fee, commission or other compensation from any of the Sellers, upon or as a result of the execution of this Settlement Agreement or the consummation of the transactions contemplated hereby.

6. Representations and Warranties by the Sellers. Each of the Sellers jointly and severally represents and warrants to the Purchasers as follows:

a. The statements made by the Sellers in this Section 6 are and will be correct and complete as of the date of this Settlement Agreement and as of the Closing Date.

b. Each of the Sellers is a corporation, validly existing and in good standing under the laws of the State of their domicile.

c. This Settlement Agreement and the Settlement Documents to be executed and delivered by each Seller have been duly approved by all requisite action of such Seller, and such Seller has full power and authority to execute, deliver and perform this Settlement Agreement, together with all of the Settlement Documents to be executed and delivered by it.

d. PainCare Sub owns, has not assigned, and has the full right to sell the Non-Medical Assets, free and clear of any claim, lien, encumbrance, option to purchase by, or other rights of any third person arising by, through or under any Seller, and any imposed by any prior or current agreements to which any Purchaser is a party other than that certain loan obligation to HBK which will be released prior to or simultaneously with Closing (as defined below) at closing.

e. This Settlement Agreement and the Settlement Documents to be executed and delivered by each of the Sellers constitutes the legal, valid and binding obligations of such Seller, and will be enforceable in accordance with their respective terms against such Seller, subject to bankruptcy, insolvency, moratorium, reorganization and similar laws of general applicability affecting the rights and remedies of creditors and to general principles of equity, regardless of whether enforcement is sought in proceedings in equity or at law.

f. The execution and delivery by each Seller of this Settlement Agreement and the Settlement Documents, and any and all other agreements, documents or instruments contemplated hereby, and the fulfillment of and compliance with the respective terms hereof and thereof by the Sellers do not and will not (i) conflict with or result in a breach of the terms, conditions, or provisions of, (ii) constitute a default or event of default under, (iii) give any third party the right to accelerate any obligation under, (iv) result in a violation of, or (v) require any authorization, consent, approval exemption or other action by or notice to any court or governmental authority pursuant to, the articles of incorporation or bylaws of the Sellers or any regulation, order or contract to which any of the Sellers are subject, except for the consent of HBK as required under the HBK Loan Agreement, which consent shall be given in writing on or before the Closing.

g. PainCare Sub has title to all of the Non-Medical Assets and will transfer same to the Practice, free and clear of all claims, liens or encumbrances, or has contractual rights to those Non-Medical Assets which are leased and not owned. THE NON-MEDICAL ASSETS ARE BEING SOLD “AS IS, WHERE IS” AND SELLERS DISCLAIM ANY AND ALL IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND ANY AND ALL OTHER WARRANTIES RELATING TO THE CONDITION, USABILITY, OR AGE OF ANY OF THE NON-MEDICAL ASSETS. To the extent assignable, Sellers shall transfer and assign their rights to any warranties relating to the Non-Medical Assets to the Practice.

h. The Sellers have not employed any broker, finder, advisor, consultant or other intermediary in connection with this Settlement Agreement or the transaction contemplated hereby who is or might be entitled to any fee, commission or other compensation from any of the Purchasers, upon or as a result of the execution of this Settlement Agreement or the consummation of the transactions contemplated hereby.

i. The Sellers are not aware of any pending or threatened claims which would affect Sellers’ ability to perform under this Settlement Agreement, or adversely affect the value or ownership of any of the assets being purchased and sold pursuant to this Settlement Agreement. Sellers further represent and warrant that none of the Parties comprising the Sellers are aware of any pending or threatened voluntary or involuntary bankruptcy petition.

7. Closing.

a. The closing of the transactions contemplated by this Settlement Agreement (the “Closing”) shall be held on or before midnight Eastern Time on August 22, 2007 (the “Closing Date”), or such other time, as agreed upon in writing by the Parties hereto and shall be handled via facsimile execution with originals to follow via overnight delivery. Between the Closing Date and the Effective Date, the respective counsel for each of the Sellers, on the one hand, and the Purchasers, on the other hand, will hold the other parties’ execution pages of the documents set forth at Section 7(b) below in trust until the Closing Date at which time each counsel or Party, as the case may be, shall release executed documents to their respective client upon written confirmation from the Sellers or its legal counsel that the aforementioned wire has been received; all without any additional required action by the parties.

b. At the Closing:

(i) The Sellers shall deliver to the Purchasers the following:

(1)	A duly executed Bill of Sale for the Non-Medical Assets;

(2)	A duly executed Management Services Termination Agreement;

(3)	A duly executed Termination Agreement;

(4)	A duly executed General Release in favor of Purchasers;

(5)	A duly executed Assignment and Assumption of Contracts for the Practice;

(6)	A duly executed Secretary’s Certificate of PainCare and the PainCare Sub certifying as to the resolutions approved by the Board of Directors of each of the Sellers to enter into this Settlement Agreement and consummate the transactions contemplated hereby;

(7)	The written consent of HBK; and

(8)	Such other documents and certificates as are required or otherwise reasonably requested by the Purchasers pursuant to the provisions of this Settlement Agreement or any ancillary document hereto.

(ii) The Purchasers shall deliver to the Sellers (or HBK, as the case may be) the following:

(11)	A duly executed Management Services Termination Agreement;

(12)	A duly executed Termination Agreement;

(13)	A duly executed General Release in favor of Sellers;

(14)	A duly executed Assignment and Assumption of Liabilities for the Practice;

(15)	A duly executed Assignment and Assumption of Contracts for the Practice;

(6)	A duly executed Secretary’s Certificate of the Practice certifying as to the resolutions approved by the Board of Directors to enter into this Settlement Agreement and consummate the transactions contemplated hereby; and

(7)	Such other resolutions, documents and certificates as are required or otherwise reasonably requested by the Sellers pursuant to the provisions of this Settlement Agreement.

8. Required Consents; Further Assurances. The Parties will use commercially reasonable efforts to obtain in writing, as promptly as possible, all consents, authorizations and approvals required to be obtained by any of them in connection with the transactions contemplated by this Settlement Agreement. In the event any Party discovers additional instruments, certificates, consents or other documentation are necessary to effectuate delivery or performance of the Settlement Documents, or any other properties, rights and interests intended to be transferred in accordance with the Settlement Documents or this Settlement Agreement, each other Party agrees to execute and deliver such other instruments, certificates, consents, and documents as are reasonably requested by such Party.

9. Employees; Benefit Plans.

a. On the Closing Date except as provided in Exhibit 9 attached hereto which is incorporated herein by reference, Sellers will terminate and Purchasers will employ all individuals employed by Sellers that currently work at the offices of Practice. Except as provided in Exhibit 9, Sellers shall have no continuing or further obligation with respect to its or the Practice’s former employees, which obligations shall be assumed by Purchasers, including but not limited to payroll, insurance and benefit obligations (including accrued paid time off, vacation and sick time benefits).

b. To the extent applicable, Sellers shall terminate the active participation of all employees of Sellers that currently work at the offices of Practice in any of Seller’s qualified retirement plans as soon as practicable after the Closing Date.

c. Purchasers hereby agree that with respect to those employees which are terminated pursuant to this section and which are being paid severance by the Sellers as provided in Exhibit 9 that they (Purchasers) will not rehire such individuals as employees, agents and/or contractors for a period of six (6) months following the Closing Date unless at the time of rehire Purchasers immediately reimburse the Sellers for the total amount of severance paid to such employees that are rehired.

10. No Admission of Liability; Covenant Not to Sue.

a. The releases set forth in the General Releases are accepted by the parties hereto as compromises of disputed claims and comprise part of the transactions contemplated herein, and shall not be construed as an admission of liability on the part of any of the Parties hereto.

b. Each of the Parties hereto agrees that none of them, nor any of their respective agents, employees, personal or legal representatives, successors or permitted assigns will bring, commence, institute, maintain or prosecute any action at law or proceeding in equity, or any legal proceeding whatsoever, or any claim for relief or damages, against any of the other Parties hereto which is based in whole or in part on any of the matters or claims released under the General Releases. The parties hereto agree that the releases contained in the General Releases may be pleaded as a full and complete defense, and may be used as a basis for an injunction against, any action or suit or other proceeding that may be commenced, instituted, prosecuted or attempted by any of the other parties hereto or any of their personal or legal representatives, employees, agents, officers, directors, successors or permitted assigns, in breach of any of the provisions set forth in this Settlement Agreement. The Parties hereto further agree that none of them will, at any time, take any action of any nature whatsoever to (i) obtain a determination that this Settlement Agreement, or the transactions contemplated hereby, are unlawful, illegal or against public policy, (ii) challenge the validity or enforceability of the Agreement or the transactions contemplated hereby, (iii) or that any of the arrangements set forth in the Agreement, or any of the transactions contemplated hereby, are unlawful in any other manner whatsoever.

11. Access to Records and Premises; Interim Operations.

a. For a period of three (3) years from the date hereof (or such longer period as may be necessary for the Parties to comply with applicable Federal and state regulations), the Parties hereto shall retain and provide each other and their designees with reasonable access to each other’s books and records for proper business purposes, including, but not limited to, defending claims asserted against the other, or as may be otherwise reasonably necessary in order for the Parties to carry on their business operations and to comply with applicable statutory, regulatory or judicial requirements provided such access shall require seventy-two (72) hours prior written notice and not interfere with the business operation of the other Party. Purchasers hereby agree that employees and representatives of Sellers shall be permitted continued access to Purchasers’ premises for a period of sixty (60) days from the date of Closing for purposes of winding down Sellers’ business at Practice. On the Closing Date, Purchasers shall deliver to Sellers all intellectual property belonging to Sellers, including, but not limited to, marketing materials (including signs and logos), quality improvement processes, compliance programs, policy and procedure handbooks and manuals, and all other documents and materials in the possession of Purchasers that contain any confidential information.

12. Indemnity.

a. Each of the Sellers shall joint and severally indemnify, defend and hold harmless each of the Purchasers, their heirs, successors, assigns, past, present and future affiliates, parents and subsidiaries, and each of their past, present and future officers, directors, managers, employees, agents, shareholders, members, partners, insurers, successors and assigns (the “Purchaser Indemnitees”), from and against any demand, claim, action, damage or liability (including without limitation reasonable attorney fees, expert and outside consulting fees and related court expenses) (“Damages”) asserted against or imposed upon or incurred by the Purchaser Indemnitees, or any them, to the extent resulting from (i) a breach of any representation, warranty or covenant of any of the Sellers set forth in this Settlement Agreement or any Settlement Documents, (ii) any litigation, legal proceeding, claim, liability or Damages resulting from the grossly negligent or intentional acts or omissions (collectively “wrongful”) conduct of any of the Sellers, or (iii) liabilities unknown to Purchasers which were caused by the wrongful act of the Sellers. The Purchasers shall promptly notify the Sellers of any such litigation, legal proceeding, or claim.

b. Each of the Purchasers shall jointly and severally indemnify, defend and hold harmless each of the Sellers, their successors, assigns, past, present and future affiliates, parents and subsidiaries, and each of their past, present and future officers, directors, managers, employees, agents, shareholders, members, partners, insurers, successors and assigns (the “Seller Indemnitees”), from and against any Damages asserted against or imposed upon or incurred by the Seller Indemnitees, or any of them, to the extent resulting from (i) a breach of any representation, warranty or covenant of such Purchaser set forth in this Settlement Agreement or any Settlement Documents, (ii) any assertion with respect to the use of the Non-Medical Assets occurring after the Closing Date, except with respect to assertions relating to the title thereof; (iii) noncompliance with any bulk sales or similar laws or sales or use taxes resulting from the consummation of the transactions contemplated by this Settlement Agreement and the Settlement Documents; (iv) any assertion with respect to the Assumed Contracts with respect to claims arising after the Closing Date; (v) any assertion with respect to the Assumed Liabilities with respect to claims of any other unpaid operating liability or expense relating to the operation of Practice that Sellers are not required to pay pursuant to this Settlement Agreement; (vi) any litigation, legal proceeding, claim, liability or Damages resulting from the negligent or intentional acts or omissions conduct of any of the Purchasers, and (vii) any claim of medical malpractice with respect to services provided at the locations of Practice.

c. The indemnified party shall give prompt written notice to the indemnifying party of any claim which might give rise to a claim by the indemnified party against the indemnifying party based on the indemnity agreement contained in this Settlement Agreement, stating the nature and basis of said claims and the amounts thereof, to the extent known. After such notice, if the indemnifying party shall acknowledge in writing to the indemnitee that the indemnifying party shall be obligated under the terms of its indemnity hereunder in connection with such lawsuit, action or claim and the indemnifying party shall have presented evidence satisfactory to the indemnitee of the indemnifying party’s financial ability to satisfy its obligations under this Settlement Agreement or, in the indemnitee’s sole discretion, the indemnifying party shall have provided to the indemnitee collateral or security sufficient to satisfy the indemnifying party’s obligations to the indemnitee hereunder, then the indemnifying party shall be entitled, if it so elects, to take control of the defense and investigation of such claim, lawsuit or action and to employ and engage attorneys of its own choice to handle and contest and defend the same, at the indemnifying party’s cost, risk and expense. If the claim, lawsuit or action is an insured claim under the indemnifying party’s applicable insurance coverage, the claim shall be submitted to the insurance carrier and the indemnification obligation shall only be for such amount as not covered by such insurance policy. The indemnitee shall cooperate in all reasonable respects, at the cost and expense of the indemnifying party, with the indemnifying party, the insurance carrier (if applicable) and such attorneys in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom, or in the processing and resolution of any claim filed with the insurance carrier, and both parties shall cooperate with each other to insure the diligent and timely resolution of the matters in this Settlement Agreement and in providing access to relevant books and records in their possession; provided, however, that the indemnitee may, at its own cost, select counsel and participate in the investigation, settlement, trial and defense of such claim, lawsuit or action and any appeal arising therefrom. No indemnifying party may effect any settlement that could result in any cost, expense or liability to the indemnitee unless such indemnitee consents in writing to such settlement and the indemnifying party agrees to indemnify the indemnitee therefore. No indemnitee may pay any claim or effect any settlement that could result (i) in any cost, expense or liability of the indemnifying party under this Settlement Agreement or otherwise, or (ii) in preventing the indemnifying party from recovering under the indemnifying party’s insurance coverage, unless the indemnifying party consents in writing to such payment or settlement; provided, however, that the indemnitee may pay any such claim or effect a settlement if the indemnitee relieves the indemnifying party of any liability therefore. All insurance proceeds collected pursuant to the indemnitee’s insurance coverage shall be paid to satisfy such claim, lawsuit or enforcement action and the balance, if any, shall be paid to the indemnitee. Any damages incurred by an indemnitee not covered by insurance shall be paid to indemnitee by the indemnifying party.

d. All of the representations, warranties, covenants, agreements, and indemnifications contained in this Settlement Agreement are material and have been relied upon by each of the parties hereto and shall survive the Closing for their applicable statute of limitations. The representations and warranties contained herein shall not be affected by any investigation, verification or examination by any party hereto or by anyone on behalf of such party.

e. Each party hereto acknowledges that he or it has had a full and fair opportunity to review this Settlement Agreement, understands all of its terms and provisions, and has consulted with an attorney of his or its choice before executing this Settlement Agreement. Each Party also acknowledges that no promises or inducements have been offered or given to him or it to persuade him or it to execute this Settlement Agreement, other than that consideration herein recited; that such party is not relying on any representations or statements by any other party in connection with this Settlement Agreement, other than representations and statements contained herein or instruments executed or delivered pursuant to this Settlement Agreement; and that this Settlement Agreement, together with instruments executed or delivered pursuant to this Settlement Agreement, is intended as a full accord and satisfaction of bona fide dispute concerning the relationship between the Parties.

f. Each party and his or its attorneys have made various statements and representations to the other party and his or its attorneys during negotiations leading to this Settlement Agreement. Nevertheless, each party specifically does not rely upon any statement, representation, legal opinion, or promise of any other party or his or its counsel in executing this Settlement Agreement or in making the settlement provided for herein, except as expressly stated in this Settlement Agreement. The representations and releases contained in this Settlement Agreement will survive the consummation of the transactions contemplated by this Settlement Agreement.

13. Confidentiality. No party will disclose or use the terms of this Settlement Agreement or the Settlement Documents, other than the fact of settlement, to anyone other than such party’s attorneys, members, managers, shareholders, lenders, or accountants, in connection with arbitration/ litigation to enforce this Settlement Agreement, or as otherwise required by law or as deemed appropriate by the Sellers’ legal counsel in connection with securities and other laws. Further, the Parties agree that if any breach of this Section 13 occurs, irreparable harm not fully compensable by damages will occur. For that reason, in the event of any breach of this Section 13, the nonbreaching Party will be entitled to injunctive relief, as well as damages. Notwithstanding the arbitration provision of this Settlement Agreement, either Party may seek injunctive relief in any court having jurisdiction to enforce this Section 13.

14. Nondisparagement. From and after the date of this Settlement Agreement, each party will refrain from making any disparaging statements, communications or comments about another party to this Settlement Agreement, and from in any way interfering with their existing or prospective business relationships.

15. Notices. All notices, requests, demands, claims, and other communications under this Settlement Agreement must be in writing. Any notice, request, demand, claim, or other communication under this Settlement Agreement will be deemed duly given only if it is sent by registered, certified, or express mail (or other nationally recognized overnight courier service), return receipt requested, postage prepaid, and must be addressed to the intended recipient as follows:

If to the Sellers, or any of them, at:	PainCare Holdings, Inc. 1030 North Orange Avenue Suite 105 Orlando, Florida 32801 Attention: CEO

If to the Purchasers, or any of them, at:	Denver Pain Management, P.C. 4600 South Ulster Street Suite 700 Denver, CO 80327 Attention: Robert E. Wright, M.D.

Notices will be deemed given and received upon confirmation of receipt if sent by facsimile, the one day after pick-up if sent by reputable overnight courier, next day delivery service, or three (3) days after mailing if sent by certified or registered mail, or when delivered by express mail. Either Party may change the address to which notices, requests, demands, claims and other communications under this Settlement Agreement are to be delivered by giving the other Party notice in the manner set forth above.

16. Final Agreement. This Settlement Agreement, together with the other Settlement Documents, constitutes a single, integrated, written contract expressing the entire agreement of the Parties relative to this matter. No covenants, agreements, representations or warranties of any kind whatsoever have been made by any party, except as specifically set forth in this Settlement Agreement. All prior discussions and negotiations have been and are merged and integrated into and are superseded by, this Settlement Agreement.

17. Governing Law. This Settlement Agreement will be governed and construed in accordance with the laws of the State of Florida, without giving effect to choice of law principles.

18. Amendments in Writing. Any amendments to this Settlement Agreement must be in writing and signed by or on behalf of all Parties to the Settlement Agreement.

19. Enforceability; Waiver. Should any provision of this Settlement Agreement be found legally unconscionable, objectionable, or otherwise unenforceable, all other provisions of this Settlement Agreement will remain in full force and effect. No delay or omission on the part of any Party hereto in exercising any right hereunder shall operate as a waiver of such right or any other right under this Settlement Agreement.

20. No Assignment of Any Rights or Claims. The Parties to this Settlement Agreement warrant that they have not assigned the claims released herein, that they will not assign the claims before the Closing, and that they have the full right to execute this Settlement Agreement.

21. Survival. The warranties, representations, covenants, agreements, and indemnifications contained in this Settlement Agreement will survive the Closing, and will survive indefinitely.

22. Section Headings. The section headings appearing in this Settlement Agreement have been inserted for the purpose of convenience and ready reference. They do not purport to, and should not be deemed to define, limit, or extend the scope or intent of any section.

23. Cooperation in Drafting. Each party has cooperated in the drafting and preparation of this Settlement Agreement. Hence, in any litigation or arbitration concerning this Settlement Agreement, the same will not be construed against any party.

24. Expenses. All expenses in connection with the preparation of this Settlement Agreement and Settlement Documents, including, without limitation, counsel fees, accounting fees and disbursements, shall be borne by the respective party(ies) incurring such expense, whether or not such transactions are consummated. To the extent the sale of certain assets pursuant to this Settlement Agreement is subject to sales or use tax and any other applicable state tax, such taxes, excluding any income or earnings tax, shall be paid by the Purchasers at such time as such taxes are due and payable to the applicable taxing authority.

25. Execution in Counterparts and by Facsimile. This Settlement Agreement may be signed in counterparts and facsimile copies, each of which may be delivered by telecopy or other electronic means as agreed to by the Parties, but will not be effective until all parties have signed at least one counterpart.

26. Time is of the Essence. Time is of the essence with regard to all terms and provisions set forth in this Agreement.

27. WAIVER OF AUTOMATIC STAY IN BANKRUPTCY. TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAWS, IN THE EVENT ANY PARTY TO THIS AGREEMENT FILES A PETITION IN BANKRUPTCY, OR IN THE EVENT THERE IS AN INVOLUNTARY PETITION FILED AGAINST A PARTY TO THIS AGREEMENT (the “DEBTOR”), THEN SUCH PARTY HEREBY CONSENTS TO ENTRY OF AN ORDER BY THE BANKRUPTCY COURT IN THE DEBTOR PARTY’S BANKRUPTCY CASE,

GRANTING A MOTION OR APPLICATION FOR RELIEF FROM THE AUTOMATIC STAY OF 11 U.S.C, SECTION 362, FILED BY ANY OTHER PARTY OR PARTIES TO THIS AGREEMENT, TO PERMIT SUCH PARTIES TO EXERCISE THEIR RIGHTS PURSUANT TO THIS AGREEMENT AND APPLICABLE NON-BANKRUPTCY LAWS. THE DEBTOR ACKNOWLEDGES THAT ANY OTHER PARTY TO THIS AGREEMENT WOULD NOT BE ADEQUATELY PROTECTED IN SUCH BANKRUPTCY PROCEEDINGS AND THAT OTHER GOOD CAUSE EXISTS FOR THE BANKRUPTCY COURT TO GRANT SUCH OTHER PARTY RELIEF FROM THE AUTOMATIC STAY.

28. Incorporation by Reference. All Recitals, Exhibits, Addendums, and Agreements attached to the Settlement Agreement are hereby incorporated herein by reference as though set forth in full in the text of this Settlement Agreement.

29. Stock Ownership. Pursuant to Section 4.14 of the Management Agreement, PainCare Sub previously exercised its right and caused Dr. Wright to transfer all of his right, title and interest in all of the common stock of the Practice that he owned (the “Stock”) to PainCare Sub’s designee, Merrill Reuter, M.D. (“Dr. Reuter”). Subject to and conditioned upon this transaction closing as provided for herein, the Sellers will cause Dr. Reuter to transfer all of his rights, title and interest in said Stock back to Dr. Wright without any additional consideration.

[Signatures appear on next page]

This Settlement Agreement is hereby made as of the Effective Date.

“SELLERS”

PainCare Holdings, Inc.	PainCare Acquisition Company X, Inc.

By:	By:

Attest:	Attest:

“PURCHASERS”

Denver Pain Management, P.C. ,		Dr. Wright

By:
	Robert E. Wright, M.D, President	Robert E. Wright, M.D.

Attest: